Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 to Form S-8 (File No. 333-204406 and File No. 333-268127) of The Progressive Corporation of our reports dated February 26, 2024, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in The Progressive Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

May 17, 2024